Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Wolverine Tube, Inc.:

We consent to the use of our report dated March 14, 2007, except for note 2 to the consolidated financial statements, as to which date is June 29, 2007, with respect to the consolidated balance sheets of Wolverine Tube, Inc. (the Company) as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2006 and the related financial statement schedule, and our report dated March 14, 2007, except as to the third paragraph of Management’s Report on Internal Control Over Financial Reporting (as restated), which is as of June 29, 2007, with respect to management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Our reports refer to the Company’s change in its method of accounting for share-based payments effective January 1, 2006 and its method of accounting for defined pension and postretirement benefit plans effective December 31, 2006.

As discussed in note 2 to the consolidated financial statements, the consolidated financial statements have been restated.

Our report on internal control over financial reporting expresses our opinion that Wolverine Tube, Inc. did not maintain effective internal control over financial reporting as of December 31, 2006 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management has identified and included in its restated assessment the following material weakness as of December 31, 2006: The Company did not have adequate policies and procedures to ensure the appropriate classification and accounting for restricted cash in the Company’s balance sheets and cash flow statements in accordance with Statement of Financial Accounting Standards No. 95 (SFAS 95), Statement of Cash Flows. Specifically, the Company’s training processes had not emphasized SFAS 95 and other current SEC developments; accordingly, the Company’s preparation of financial statements and review processes failed to detect non-compliance with SFAS 95 regarding the classification of restricted cash. This deficiency resulted in a material misstatement of the Company’s 2004 and 2005 cash flows provided by (used for) investing activities and resulted in amendment to the Company’s Annual Report on Form 10-K for the years ended December 31, 2006, 2005 and 2004.

/s/ KPMG LLP
Birmingham, Alabama
August 27, 2007